STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is      Sensus Beauty International Inc.

2. The Registered Office of the corporation in the State of Delaware is located at        8 THE GREEN, STE A(street), in the City of    DOVER                                 , County of          Kent                                               , Zip Code 19901        . The name of the Registered Agent at such address upon whom process against this corporation may be served is A Registered Agent, Inc.            .

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1,000,000,000

shares (number of authorized shares) with a par value of $ 0.0001          per share.

5. The name and mailing address of the incorporator are as follows:

Name Cheung Siu Chung

Mailing Address 31916 Del Cielo Este Apt.29 Bonsall, California Zip Code 92003-3920.

By: /s/ Cheung Siu Chung

                                                                                         Incorporator

                                                                                                   December 31, 2025

Name: Cheung Siu Chung

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under the General Corporation Law of  the State of Delaware, hereby certifies as follows:

1.The name of the corporation is SENSUS BEAUTY INTERNATIONAL INC.________________________                                                                     ______.

2.The Certificate of Incorporation of the corporation is hereby amended by changing the Article thereof numbered FIRST______ so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is Global Aesthetic Medical Group, Inc._____________________________________________________ ___ _____________________________________________________________________________________________________________________                                       _

3.That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

By: /s/ Cheung Siu Chung

                                                                                                          Authorized Officer

Name: Cheung Siu Chung

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                                                                           State of Delaware

                                                                           Secretary of State

                                                                          Division of Corporations

                                                                           Delivered 10:14 AM 03/10/2026

                                                                        FILED 10:14 AM 03/10/2026

                                                               SR 20261107421   -  File Number   10455922